UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 27, 2007

TERADATA CORPORATION

(Exact Name of Registrant Specified in Charter)

Commission File Number 001-00395

Delaware	75-3236470
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e) At its meeting on November 26, 2007, the Compensation and Human Resource Committee of the Board of Directors (the “Committee”) of Teradata Corporation (“Teradata”) approved the forms of stock option agreement, restricted stock unit agreement and performance-based restricted stock unit agreement to be used in connection with awards made under the Teradata Corporation 2007 Stock Incentive Plan (the “SIP”) during 2008. These agreements are expected to be used in connection with the applicable form of equity awarded under the SIP to executive officers. Copies of the forms of the 2008 stock option agreement, 2008 restricted stock unit agreement, and the 2008 performance-based restricted stock unit agreement are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and hereby incorporated by reference in this Item 5.02.

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Item 9.01	Financial Statements and Exhibits.

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
10.1	Form of 2008 Stock Option Agreement under the Teradata Corporation 2007 Stock Incentive Plan.

10.2	Form of 2008 Restricted Stock Unit Agreement under the Teradata Corporation 2007 Stock Incentive Plan.

10.3	Form of 2008 Performance Based Restricted Stock Unit Agreement under the Teradata Corporation 2007 Stock Incentive Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

Dated: November 30, 2007	By:	/s/ Laura K. Nyquist
Laura K. Nyquist General Counsel and Secretary

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Index to Exhibits

Exhibit No.	Description
10.1	Form of 2008 Stock Option Agreement under the Teradata Corporation 2007 Stock Incentive Plan.

10.2	Form of 2008 Restricted Stock Unit Agreement under the Teradata Corporation 2007 Stock Incentive Plan.

10.3	Form of 2008 Performance Based Restricted Stock Unit Agreement under the Teradata Corporation 2007 Stock Incentive Plan.

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